Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Jennifer Bittner, 904-249-4210, jbittner@hanger.com
September 19, 2011		Tom Hofmeister, 512-777-3610, thofmeister@hanger.com

Hanger Orthopedic Group names Kenneth W. Wilson as President and Chief Operating Officer of distribution business unit, SPS

Austin, TX — Hanger Orthopedic Group, Inc. today announced it has named Kenneth W. Wilson as President and Chief Operating Officer of its orthotic and prosthetic distribution business unit, Southern Prosthetic Supply (SPS), effective immediately.  Mr. Wilson brings more than 20 years experience at Cardinal Health, specializing in the delivery of medical/surgical and pharmaceutical products to physician offices, ambulatory surgery centers, clinical laboratories, and other sites of outpatient care, most recently as Cardinal Health’s Senior Vice President / General Manager.

“We are very pleased to welcome Kenny to the Hanger family,” Hanger Orthopedic Group President and Chief Operating Officer Vinit K. Asar said. “We are confident that Kenny’s successful track record in the management of efficient delivery operations and strong customer relations, combined with his affinity for new and innovative strategic planning will bring SPS to that next level of service.”

As President and COO of SPS, Mr. Wilson will lead the operations and strategic direction of Hanger’s distribution business, reporting to Mr. Asar.  Maintaining an inventory of approximately 26,000 individual products, SPS is the nation’s largest dedicated orthotics and prosthetics distributor, as well as the leading manufacturer and distributor of therapeutic footwear for diabetic patients in the podiatric market.  As previously announced, current SPS President and COO Ron May will retire after 33 years with SPS on November 7.

“As a result of Ron’s leadership and commitment, SPS is well known and respected for building and maintaining strong relationships through outstanding customer service,” Hanger Orthopedic Group CEO Thomas F. Kirk said. “Since Ron joined SPS in 1978, the number of external customers grew from less than 100 to over 3600.  His invaluable contributions in building a foundation of success for SPS will serve Kenny well as we look to future innovations in delivery mechanisms and customer service.”

About Hanger - Hanger Orthopedic Group, Inc. (NYSE:HGR), headquartered in Austin, Texas, is the world’s premier provider of services and products that enhance human physical capability. Hanger provides orthotic and prosthetic patient care services, distributes O&P devices and components and provides therapeutic solutions to the broader post-acute market. Hanger is the largest owner and operator of orthotic and prosthetic patient care centers, with in excess of 675 O&P patient care centers located in 45 states and the District of Columbia. Hanger, through its subsidiary Southern Prosthetic Supply, is also the largest distributor of branded and private label O&P devices and components in the United States. Hanger provides therapeutic solutions through its subsidiaries Innovative Neurotronics and Accelerated Care Plus. Innovative Neurotronics introduces emerging neuromuscular technologies developed through independent research in a collaborative effort with industry suppliers worldwide. Accelerated Care Plus is a developer of specialized rehabilitation technologies and the nation’s leading provider of evidence-based clinical programs for post-acute rehabilitation, serving more than 4,000 long-term care facilities and other sub-acute rehabilitation providers throughout the U.S. For more information on Hanger, visit www.hanger.com.

This document contains forward-looking statements relating to the Company’s results of operations. The United States Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. Statements relating to future results of operations in this document reflect the current views of management. However, various risks, uncertainties and contingencies could cause actual results or performance to differ materially from those expressed in, or implied by, these statements, including the Company’s ability to enter into and derive benefits from managed care contracts, the demand for the Company’s orthotic and prosthetic services and products and the other factors identified in the Company’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.